                                                                       EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                December 3, 1998


Cisco Systems, Inc.
170 West Tasman Drive
San Jose, California  95134-1706

                Re: Cisco Systems, Inc. - Registration Statement for Offering of an Aggregate of 229,388 Shares of Common Stock

Dear Ladies and Gentlemen:

               We have acted as counsel to Cisco Systems, Inc., a California corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 229,388 shares of common stock and related stock options (the "Shares") under (i) the Summa Four, Inc. 1995 Stock Option Plan, (ii) the Summa Four, Inc. 1993 Stock Incentive Plan, (iii) the Incentive Stock Option Plan of August 1, 1992 and (iv) the Summa Four, Inc. 1993 Director Stock Option Plan, As Amended (collectively, the "Plans").

               This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Plans and the options outstanding thereunder. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

               We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

               This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.



                                Very truly yours,

                                /s/ BROBECK, PHLEGER & HARRISON LLP

                                BROBECK, PHLEGER & HARRISON LLP